Investor Contacts:
Allison Malkin
ICR, Inc.
(203) 682-8225

Media Contact:
Robin Hoffman
Express, Inc.
Director, Communications
(614) 474-4834

EXPRESS, INC. REPORTS THIRD QUARTER 2016 RESULTS;
INTRODUCES FOURTH QUARTER GUIDANCE AND REVISES FULL YEAR 2016 OUTLOOK

•	Net sales decreased 7% to $506.1 million.

•	Diluted EPS was $0.15, including a $0.04 net tax benefit.

•	Total inventory was down 6%.

Columbus, Ohio - December 1, 2016 - Express, Inc. (NYSE: EXPR), a specialty retail apparel company, announced its financial results for the third quarter of 2016. These results, which cover the thirteen and thirty-nine weeks ended October 29, 2016, are compared to the thirteen and thirty-nine weeks ended October 31, 2015.
David Kornberg, the Company’s president and chief executive officer, stated: “Our third quarter performance was highlighted by sales and earnings in line with our guidance and progress made addressing the areas noted for improvement during our second quarter call. This progress included refocusing our brand projection and marketing to be more consistent with our core demographic and additional steps taken to drive customer acquisition and retention. Notably, while mall traffic challenges continued to impact our store performance, we achieved a double digit increase in e-commerce sales.”
Mr. Kornberg, continued: "We expect the holiday season to remain challenging as mall traffic and a highly promotional retail environment continue to be headwinds. That being said, we believe our focus and execution against our key priorities, which include driving improved profitability through a balanced approach to growth, elevating our brand and customer experience, investing in the growth and development of our associates and achieving the benefits from our systems implementations, will position our Company to create shareholder value over the long term.”

Third Quarter 2016 Operating Results:

•	Net sales decreased 7% to $506.1 million from $546.6 million in the third quarter of 2015.

•	Comparable sales (including e-commerce sales) decreased 8%, compared to a 6% increase in the third quarter of 2015.

•	E-commerce sales increased 15% to $96.3 million.

•
Merchandise margin declined by 340 basis points driven by increased promotional activity. Buying and occupancy as a percentage of net sales rose by 160 basis points. In combination, this resulted in a 500 basis point decline in gross margin, representing 30.0% of net sales compared to 35.0% in last year’s third quarter.

•
Selling, general, and administrative (SG&A) expenses were $136.6 million versus $146.6 million in last year's third quarter. As a percentage of net sales, SG&A expenses increased by 20 basis points to 27.0%.

•	Operating income was $15.1 million, or 3.0% of net sales, compared to $44.5 million, or 8.1% of net sales in the third quarter of 2015.

•
Income tax expense was $2.8 million, at an effective tax rate of 19.6%, compared to $16.9 million, at an effective tax rate of 39.2% in last year's third quarter. The effective tax rate for the thirteen weeks ended October 29, 2016 includes a net tax benefit of approximately $2.9 million attributable to certain discrete items that occurred during the third quarter.

•
Net income was $11.6 million, or $0.15 per diluted share and includes a net $0.04 per diluted share benefit related to the aforementioned income tax items. This compares to net income of $26.3 million, or $0.31 per diluted share, in the third quarter of 2015.

•	Real estate activity for the third quarter of 2016 is presented in Schedule 5.
Third Quarter 2016 Balance Sheet Highlights:

•
Cash and cash equivalents totaled $101.9 million versus $91.2 million at the end of the third quarter of 2015. During the thirty-nine weeks ended October 29, 2016, approximately $51.5 million was used to repurchase approximately 3.2 million shares of the Company's outstanding common stock.

•	Capital expenditures totaled $80.9 million for the thirty-nine weeks ended October 29, 2016 compared to $85.0 million for the thirty-nine weeks ended October 31, 2015.

•	Inventory was $341.9 million compared to $364.7 million at the end of the prior year’s third quarter, a 6% decrease.
2016 Guidance:
The table below compares the Company's projected results for the thirteen week period ended January 28, 2017 to the actual results for the thirteen week period ended January 30, 2016.

	Fourth Quarter 2016 Guidance	Fourth Quarter 2015 Actual Results
Comparable Sales	Negative low double digits	4%
Effective Tax Rate	Approximately 39%	38.5%
Interest Expense, Net	$0.7 million	$1.1 million
Net Income	$20 to $23 million	$56.1 million
Diluted Earnings Per Share (EPS)	$0.26 to $0.30	$0.67
Weighted Average Diluted Shares Outstanding	78.8 million	83.3 million

The table below compares the Company's projected results for the 52 week period ended January 28, 2017 to the actual results for the 52 week period ended January 30, 2016.

	Full Year 2016 Guidance	Full Year 2015 Actual Results
Comparable Sales	Negative high single digits	6%
Effective Tax Rate	Approximately 37%	38.9%
Interest Expense, Net	$13.5 million(1)	$15.9 million(2)
Net Income	$55 to $58 million(1)	$116.5 million(2)
Adjusted Net Income	$62 to $65 million(3)	$122.4 million(3)
Diluted EPS	$0.70 to $0.74(1)	$1.38(2)
Adjusted Diluted EPS	$0.78 to $0.82(3)	$1.45(3)
Weighted Average Diluted Shares Outstanding	79.1 million	84.6 million
Capital Expenditures	$100 to $105 million	$115.3 million

(1) Includes approximately $11.4 million of non-core items related to an amendment to the Times Square Flagship store lease that allows for early termination at the landlord's option.
(2) Includes approximately $9.7 million of non-core items in connection with the redemption of our Senior Notes. These items consist of the redemption premium paid, the write-off of unamortized debt issuance costs, and the write-off of the unamortized debt discount.
(3) Adjusted Net Income and Adjusted Diluted EPS are non-GAAP financial measures. Refer to Schedule 4 for a reconciliation of GAAP to Non-GAAP financial measures.
This guidance does not take into account any additional non-core items that may occur.
See Schedule 5 for a discussion of projected real estate activity.

Conference Call Information:
A conference call to discuss third quarter 2016 results is scheduled for Thursday, December 1, 2016 at 9:00 a.m. Eastern Time (ET). Investors and analysts interested in participating in the call are invited to dial (877) 705-6003 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at: http://www.express.com/investor and remain available for 90 days. A telephone replay of this call will be available at 12:00 p.m. ET on December 1, 2016 until 11:59 p.m. ET on December 8, 2016 and can be accessed by dialing (877) 870-5176 and entering replay pin number 13650225.
About Express, Inc.:
Express is a specialty apparel and accessories retailer of women's and men's merchandise, targeting the 20 to 30- year-old customer. Express has more than 35 years of experience offering a distinct combination of fashion and quality for multiple lifestyle occasions at an attractive value addressing fashion needs across work, casual, jeanswear, and going-out occasions. The Company currently operates more than 650 retail and factory outlet stores, located primarily in high-traffic shopping malls, lifestyle centers, and street locations across the United States, Canada, and Puerto Rico. Express merchandise is also available at franchise locations in Latin America and the Middle East. Express also markets and sells its products through its e-commerce website, www.express.com, as well as on its mobile app.
Forward-Looking Statements:
Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to, (1) guidance and expectations for the fourth quarter and full year 2016, including statements regarding expected comparable sales, effective tax rates, interest expense, net income, adjusted net income, diluted earnings per share, adjusted diluted earnings per share, and capital expenditures, (2) statements regarding expected store openings, store closures, and gross square footage, and (3) statements regarding the Company's future plans and initiatives, including, but not limited to, results expected from such initiatives. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (3) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including, our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (4) competition from other retailers; (5) customer traffic at malls, shopping centers, and at our stores and online; (6) our dependence on a strong brand image; (7) our ability to develop and maintain a relevant and reliable omni-channel experience for our customers; (8) the failure or breach of information systems upon which we rely; (9) our ability to protect customer data from fraud and theft; (10) our dependence upon third parties to manufacture all of our merchandise; (11) changes in the cost of raw materials, labor, and freight; (12) supply chain disruption; (13) our dependence upon key executive management; (14) our growth strategy, including our ability to improve the productivity of our existing stores, open new stores, and grow our e-commerce business; (15) our substantial lease obligations; (16) our reliance on third parties to provide us with certain key services for our business; (17) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (18) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (19) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on our ability to repurchase our common stock; (20) impairment charges on long-lived assets; and (21) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as otherwise required by law.

Schedule 1
Express, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 29, 2016	January 30, 2016	October 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$101,855	$186,903	$91,215
Receivables, net	16,274	22,130	25,810
Inventories	341,936	255,350	364,662
Prepaid minimum rent	31,434	30,694	30,660
Other	21,786	18,342	28,788
Total current assets	513,285	513,419	541,135

PROPERTY AND EQUIPMENT	1,017,259	948,608	928,434
Less: accumulated depreciation	(550,725)	(504,211)	(484,929)
Property and equipment, net	466,534	444,397	443,505

TRADENAME/DOMAIN NAMES/TRADEMARKS	197,618	197,597	197,597
DEFERRED TAX ASSETS	21,612	21,227	11,718
OTHER ASSETS	12,696	2,004	2,990
Total assets	$1,211,745	$1,178,644	$1,196,945

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$222,818	$149,884	$209,874
Deferred revenue	25,322	30,895	22,302
Accrued expenses	166,953	126,624	106,925
Total current liabilities	415,093	307,403	339,101

DEFERRED LEASE CREDITS	145,507	139,236	139,203
OTHER LONG-TERM LIABILITIES	40,451	114,052	112,518
Total liabilities	601,051	560,691	590,822

COMMITMENTS AND CONTINGENCIES

Total stockholders’ equity	610,694	617,953	606,123
Total liabilities and stockholders’ equity	$1,211,745	$1,178,644	$1,196,945

Schedule 2
Express, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
NET SALES	$506,090	$546,616	$1,513,766	$1,584,576
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	354,373	355,527	1,043,382	1,049,853
Gross profit	151,717	191,089	470,384	534,723
OPERATING EXPENSES:
Selling, general, and administrative expenses	136,633	146,585	405,547	420,334
Other operating (income) expense, net	(17)	(29)	28	43
Total operating expenses	136,616	146,556	405,575	420,377

OPERATING INCOME	15,101	44,533	64,809	114,346

INTEREST EXPENSE, NET	567	1,207	12,845	14,751
OTHER EXPENSE (INCOME), NET	90	70	(404)	140
INCOME BEFORE INCOME TAXES	14,444	43,256	52,368	99,455
INCOME TAX EXPENSE	2,827	16,949	17,725	39,058
NET INCOME	$11,617	$26,307	$34,643	$60,397

EARNINGS PER SHARE:
Basic	$0.15	$0.31	$0.44	$0.72
Diluted	$0.15	$0.31	$0.44	$0.71

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	78,401	84,240	78,754	84,453
Diluted	78,595	84,849	79,151	85,009

Schedule 3
Express, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirty-Nine Weeks Ended
	October 29, 2016	October 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34,643	$60,397
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,960	56,103
Loss on disposal of property and equipment	907	1,313
Impairment charge	829	—
Amortization of lease financing obligation discount	11,354	—
Excess tax benefit from share-based compensation	—	(334)
Share-based compensation	10,783	15,114
Non-cash loss on extinguishment of debt	—	5,314
Deferred taxes	(385)	(6,805)
Landlord allowance amortization	(8,345)	(9,208)
Payment of original issue discount	—	(2,812)
Changes in operating assets and liabilities:
Receivables, net	5,883	(2,546)
Inventories	(86,468)	(123,806)
Accounts payable, deferred revenue, and accrued expenses	28,749	42,514
Other assets and liabilities	2,954	20,389
Net cash provided by operating activities	59,864	55,633

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(80,900)	(85,013)
Purchase of intangible assets	(21)	(35)
Investment in equity interests	(10,133)	—
Net cash used in investing activities	(91,054)	(85,048)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	—	(198,038)
Costs incurred in connection with debt arrangements	—	(1,006)
Payments on lease financing obligations	(1,186)	(1,168)
Excess tax benefit from share-based compensation	—	334
Proceeds from exercise of stock options	2,735	1,265
Repurchase of common stock under share repurchase program	(51,538)	(22,020)
Repurchase of shares for tax withholding obligations	(4,498)	(4,400)
Net cash used in financing activities	(54,487)	(225,033)

EFFECT OF EXCHANGE RATE ON CASH	629	(496)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(85,048)	(254,944)
CASH AND CASH EQUIVALENTS, Beginning of period	186,903	346,159
CASH AND CASH EQUIVALENTS, End of period	$101,855	$91,215

Schedule 4

Supplemental Information - Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The Company supplements the reporting of its financial information determined under United States generally accepted accounting principles (GAAP) with certain non-GAAP financial measures: adjusted net income and adjusted diluted earnings per share. The Company believes that these non-GAAP measures provide additional useful information to assist stockholders in understanding its financial results and assessing its prospects for future performance. Management believes adjusted net income and adjusted diluted earnings per share are important indicators of the Company's business performance because they exclude items that may not be indicative of, or are unrelated to, the Company's underlying operating results, and provide a better baseline for analyzing trends in the business. In addition, adjusted diluted earnings per share is used as a performance measure in the Company's executive compensation program for purposes of determining the number of equity awards that are ultimately earned. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported net income and reported diluted earnings per share. These non-GAAP financial measures reflect an additional way of viewing the Company's operations that, when viewed with the GAAP results and the below reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of the Company's business. Management strongly encourages investors and stockholders to review the Company's financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

	Thirty-Nine Weeks Ended October 29, 2016
(in thousands, except per share amounts)	Net Income	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$34,643	$0.44	79,151
Interest Expense (a)	11,354	0.14
Income Tax Benefit (b)	(4,428)	(0.06)
Adjusted Non-GAAP Measure	$41,569	$0.53

(a)	Represents non-core items related to the amendment of the Times Square Flagship store lease.

(b)	Represents the tax impact of the interest expense adjustment at our statutory rate of approximately 39% for the thirty-nine weeks ended October 29, 2016.

	Thirty-Nine Weeks Ended October 31, 2015
(in thousands, except per share amounts)	Net Income	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$60,397	$0.71	85,009
Interest Expense (a)	9,657	0.11
Income Tax Benefit (b)	(3,741)	(0.04)
Adjusted Non-GAAP Measure	$66,313	$0.78

(a)
Includes the redemption premium paid, the write-off of unamortized debt issuance costs, and the write-off of the unamortized debt discount related to the redemption of all $200.9 million of our Senior Notes.

(b)	Represents the tax impact of the interest expense adjustment at our statutory rate of approximately 39% for the thirty-nine weeks ended October 31, 2015.

Schedule 4 (Continued)

Supplemental Information - Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Fifty-Two Weeks Ended January 28, 2017
(in thousands, except per share amounts)	Projected Net Income	Projected Diluted Earnings per Share	Projected Weighted Average Diluted Shares Outstanding
Projected GAAP Measure *	$56,500	$0.71	79,068
Interest Expense (a)	11,354	0.14
Income Tax Benefit (b)	(4,428)	(0.06)
Projected Adjusted Non-GAAP Measure *	$63,426	$0.80

(a)	Represents non-core items related to the amendment of the Times Square Flagship store lease.

(b)	Represents the tax impact of the interest expense adjustment at our statutory rate of approximately 39% for the fifty-two weeks ended January 28, 2017.
* Represents mid-point of guidance range.

	Fifty-Two Weeks Ended January 30, 2016
(in thousands, except per share amounts)	Net Income	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$116,513	$1.38	84,591
Interest Expense (a)	9,657	0.11
Income Tax Benefit (b)	(3,741)	(0.04)
Adjusted Non-GAAP Measure	$122,429	$1.45

(a)
Includes the redemption premium paid, the write-off of unamortized debt issuance costs, and the write-off of the unamortized debt discount related to the redemption of all $200.9 million of our Senior Notes.

(b)	Represents the tax impact of the interest expense adjustment at our statutory rate of approximately 39% for the fifty-two weeks ended January 30, 2016.

Schedule 5
Express, Inc.
Real Estate Activity
(Unaudited)

Third Quarter 2016 - Actual				October 29, 2016 - Actual
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	—	—	537
United States - Outlet Stores	5	—	—	99
Canada	—	—	—	17
Total	5	—	—	653	5.6 million

Fourth Quarter 2016 - Projected				January 28, 2017 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(1)	(1)	535
United States - Outlet Stores	4	—	1	104
Canada	—	—	—	17
Total	4	(1)	—	656	5.7 million

Full Year 2016 - Projected
Company-Operated Stores	Opened	Closed	Conversion
United States - Retail Stores	—	(16)	(4)
United States - Outlet Stores	19	—	4
Canada	—	—	—
Total	19	(16)	—